EXHIBIT 21

SUBSIDIARIES

Subsidiaries (A)	Subsidiary Jurisdiction
501 Airtech Parkway LLC	Indiana
2601 Metropolis LLC	Indiana
Axess Communication Sp.z.o.o.	Poland
BPHG LLC	Indiana
Brightpoint (South Africa) (Proprietary) Limited	South Africa
Actify LLC	Indiana
Brightpoint Africa (Proprietary) Limited	South Africa
Brightpoint Allpoints LLC	Indiana
Brightpoint Australia Pty Ltd.	Australia
Brightpoint Austria GmbH	Austria
Brightpoint Austria Holding GmbH	Austria
Brightpoint Belgium N.V.	Belgium
Brightpoint Denmark A/S	Denmark
Brightpoint Device Engineering Services LLC	Indiana
Brightpoint Distribution LLC	Indiana
Brightpoint Eclipse LLC	Indiana
Brightpoint EMA B.V.	Netherlands
Brightpoint England Limited	United Kingdom
Brightpoint EUROPCO B.V.	The Netherlands
Brightpoint Europe ApS	Denmark
Brightpoint European Regional Services, S.L.U.	Spain
Brightpoint Finland Oy	Finland
Brightpoint France SAS	France
Brightpoint Germany GmbH	Germany
Brightpoint Germany Holding GmbH	Germany
Brightpoint Germany Operations GmbH	Germany
Brightpoint Global Holdings C.V.	Netherlands
Brightpoint Global Holdings II, Inc.	Indiana
Brightpoint GmbH	Germany
Brightpoint Great Britain Limited	United Kingdom
Brightpoint Holdings B.V.	Netherlands
Brightpoint India Private Limited	India
Brightpoint International (Asia Pacific) Pte. Ltd.	Singapore
Brightpoint International (Hong Kong) Limited	Hong Kong
Brightpoint International Ltd.	Delaware
Brightpoint International (Malaysia) Sdn. Bhd.	Malaysia
Brightpoint Italy Srl	Italy
Brightpoint Latin America, Inc.	Indiana
Brightpoint (Luxembourg) Sarl	Luxembourg
Brightpoint MEA Logistics & Distribution FZE	United Arab Emirates
Brightpoint Middle East FZE	United Arab Emirates
Brightpoint Netherlands B.V.	Netherlands
Brightpoint New Zealand Limited	New Zealand
Brightpoint Nordic AB	Sweden
Brightpoint North America L.P.	Delaware
Brightpoint North America, Inc.	Indiana
Brightpoint Norway AS	Norway
Brightpoint Pakistan (Pvt.) Limited	Pakistan
Brightpoint Philippines Distribution and Logistics, Inc.	Philippines
Brightpoint Philippines Limited	British Virgin Islands
Brightpoint Poland Sp.z.o.o.	Poland
Brightpoint RUS LLC	Russian Federation
Brightpoint Senegal SARL	Senegal
Brightpoint Services, LLC	Indiana
Brightpoint Singapore Pte. Ltd.	Singapore
Brightpoint Slovakia s.r.o.	Slovak Republic
Brightpoint Solutions de Mexico, S.A. de C.V.	Mexico
Brightpoint Solutions FZE	United Arab Emirates
Brightpoint Spain S.L.U.	Spain
Brightpoint Sub Saharan Africa (Proprietary) Limited	South Africa

Brightpoint Sweden AB	Sweden
Brightpoint Sweden Holding AB	Sweden
Brightpoint Switzerland S.A.	Switzerland
Brightpoint Thailand, Inc.	Indiana
Busc Person Canarias S.L.U.	Spain
Dangaard Telecom Portugal, Unipessoal, Lda.	Portugal
Eclipse Support, S.L.U.	Spain
Focus Selection Sdn. Bhd.	Malaysia
Grupo Busc Person Telecomunicaciones S.L.U.	Spain
Moobi Norway AS	Norway
Persequor Holdings I Ltd.	British Virgin Islands
Persequor Limited	British Virgin Islands
s2f worldwide, LLC	Indiana
Sequor Systems Ltd.	British Virgin Islands
Touchstone Acquisition LLC	Indiana
Touchstone Wireless Latin America LLC	Puerto Rico
Touchstone Wireless Repair and Logistics, LP	Pennsylvania
Wireless Fulfillment Services Holdings, Inc.	Delaware
Wireless Fulfillment Services LLC	California

(A)	Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02 (w) of Regulation S-X, and Brightpoint has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.